EXHIBIT 21.1

                                    SUBSIDIARIES OF THE REGISTRANT

                                                      Jurisdiction of                  % of Voting
                                                       incorporation               Securities Held at
         Name of Corporation                          or organization             December 31, 2004(a)
   ------------------------------------------         ---------------             --------------------


    Kronos Titan GmbH                                     Germany                           100
      Unterstutzungskasse Kronos Titan-GmbH               Germany                           100
    Kronos Chemie-GmbH                                    Germany                           100
    Kronos World Services S.A./N.V.                       Belgium                           100
    Societe Industrielle du Titane, S.A.                  France                             94
    Kronos Limited                                        United Kingdom                    100
    Kronos Denmark ApS                                    Denmark                           100
      Kronos Europe S.A./N.V.                             Belgium                           100
        Kronos B.V.                                       Holland                           100
    Kronos Norge A/S                                      Norway                            100
      Kronos Titan A/S                                    Norway                            100
      Titania A/S                                         Norway                            100
        The Jossingfjord Manufacturing Company A/S        Norway                            100
    Kronos Invest A/S                                     Norway                            100

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(a)   Held by the Registrant or the indicated subsidiary of the Registrant